                                     FORM 8-K

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:  April 29, 1994




                           Commission file number 1-1097




                         OKLAHOMA GAS AND ELECTRIC COMPANY
              (Exact name of registrant as specified in its charter)

                        Oklahoma                      73-0382390
             (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)       Identification No.)




                                101 North Robinson
                                   P. O. Box 321
                        Oklahoma City, Oklahoma  73101-0321
                     (Address of principal executive offices)
                                    (Zip Code)

                                   405-272-3000
               (Registrant's telephone number, including area code)

   Item 5.     Other Events


        On April 28, 1994, the Company issued the following news release:



             OG&E BOARD HOLDS SPECIAL MEETING
             --------------------------------
             The Oklahoma Gas and Electric Company Board of Directors held a special meeting Thursday to review the details of an early retirement package for employees, discuss a proposed organizational change and name new officers. These actions resulted from OG&E's ongoing effort to redesign the Company for increasing competition within the industry.

             The board approved a voluntary early retirement package that will be offered to OG&E employees age 50 or over and be effective July 31, 1994.

             The board also approved a proposed organizational change in the Company that will take effect on August 1. The change places all company activities into seven operational and administrative groups headquartered in Oklahoma City.

             Officers named to lead the newly structured organization are James G. Harlow Jr., chairman, president and CEO; Pat Ryan, vice chairman; Al Strecker, senior vice president of finance and administration; Steve Moore, senior vice president of law and public affairs; Melvin Bowen, vice president of power delivery; Jack Coffman, vice president of power supply; Mike Davis, vice president of marketing and customer service; Irma Elliott, corporate secretary and Jim Edwards, president of Enogex.

             "While there are many details left to be worked out, the actions we have taken restructures OG&E to be much more efficient and responsive to customers," said OG&E Chairman and President James G. Harlow Jr.

             The first phase of the Company's redesign effort, which began six weeks ago, concluded with Thursday's board action.

                                    SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                          OKLAHOMA GAS AND ELECTRIC COMPANY
                                     (Registrant)



                          By    /s/  A M Strecker
                            ----------------------------
                                     A M Strecker
                            VICE PRESIDENT AND TREASURER

                         (On behalf of the registrant and in
                       his capacity as Chief Financial Officer)





   April 29, 1994